HEMISPHERE PRIVATE EQUITY PARTNERS, LTD.
                            LIMITED POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS:

                  That Hemisphere Private Equity Partners, Ltd., a company organized under the laws of Bermuda ("HEMISPHERE"), acting on its own behalf and in its capacity as the general partner of any partnership or member of any limited liability company, does hereby irrevocably make, constitute and appoint each of the hereunder mentioned persons as its true and lawful attorney-in-fact (each, an "Attorney") to represent HEMISPHERE with full power of substitution and full power and authority in its name, place and stead, and with all rights and obligations connected therewith, to sign individually or severally and deliver, for and on behalf of HEMISPHERE, any transaction documents, certificates, instruments, filings, or agreements of any kind (each, an "Agreement") and to do and perform any acts (each, an "Action") whatsoever necessary or advisable in connection with, or relating to, a potential, initial, existing, or subsequent investment by Credit Suisse First Boston Equity Partners, L.P., Credit Suisse First Boston U.S. Executive Advisors, L.P. and Credit Suisse First Boston Equity Partners (Bermuda), L.P. (collectively, the "US Fund"), directly or indirectly in companies, partnerships or organizations (the "Investment") or any subsidiaries or affiliates of such Investment, including, without limitation, executing legal documentation, appearing at and voting at shareholder's meetings or other meetings, executing documentation relating to the establishment and maintenance of any form of entity to be used as an investment vehicle in connection with the Investment and executing documentation in connection with the purchase or sale of interest in the Investment, otherwise acting on HEMISPHERE's behalf in connection with the Investment; provided that, (i) the Investment has been approved by the Investment Committee, Advisory Committee or other appropriate decision making party, parties or entity for the US Fund, and (ii) that any and all Agreements to be executed and delivered by an Attorney are in final form and that all such agreements and any Actions to be taken by the Attorney have been revised and approved by one of the global private equity practice group members of the Credit Suisse First Boston Legal and Compliance Department:

                  Nicole S. Arnaboldi           Lindsay Hollister
                  Thompson Dean                 Kenneth J. Lohsen
                  George R. Hornig              Lawrence M.v.D. Schloss

         This Limited Power of Attorney is coupled with an interest and may be exercised by any of the above persons by signing individually as attorney-in-fact for the undersigned. The Attorneys appointed pursuant hereto shall have the power to appoint any substitute and to delegate to that substitute any power hereby conferred as if he or she had been originally appointed by this Limited Power of Attorney, provided that any powers of attorney granted by such attorneys-in-fact in connection herewith shall only be authorized hereunder if it (i) is limited to a duration of six months or less,
(ii) grants power of attorney only with respect to a specific transaction in connection with the

Investment, and (iii) prohibits the granting of further power of attorney. Such substitution shall be evidenced by the execution, by any one of the herein named attorneys-in-fact signing singly, of a power of substation in substantially the form attached hereto as Exhibit A.

                  This Limited Power of Attorney shall be effective on the date hereof and shall continue until December 31, 2004 unless sooner terminated by the undersigned. This Limited Power of Attorney shall be governed by and construed in accordance with the laws of Bermuda.

                  IN WITNESS WHEREOF this Power of Attorney has been executed on the 30th day of December, 2003.

                                Hemisphere Private Equity Partners, Ltd.



                                By: /s/ Christine A. Perinchief
                                    ---------------------------------------
                                    Name:   Christine A. Perinchief
                                    Title:  Alternate Director to Thomas Healy

                                    EXHIBIT A

                    HEMISPHERE PRIVATE EQUITY PARTNERS, LTD.
                            LIMITED POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS:

                  That Hemisphere Private Equity Partners, Ltd., a company organized under the laws of Bermuda ("HEMISPHERE"), acting on its own behalf and in its capacity as the general partner of any partnership or member of any limited liability company, does hereby irrevocably make, constitute and appoint [each of] the hereunder mentioned person[s] as its true and lawful attorney-in-fact ([each,] an "Attorney") to represent HEMISPHERE with full power of substitution and full power and authority in its name, place and stead, and with all rights and obligations connected therewith, to sign individually [or severally] and deliver, for and on behalf of HEMISPHERE, any transaction documents, certificates, instruments, filings, or agreements of any kind (each, an "Agreement") and to do and perform any acts (each, an "Action") whatsoever necessary or advisable in connection with, or relating to, a potential, initial, existing, or subsequent investment by Credit Suisse First Boston Equity Partners, L.P., Credit Suisse First Boston U.S. Executive Advisors, L.P. and Credit Suisse First Boston Equity Partners (Bermuda), L.P. (collectively, the "US Fund"), directly or indirectly in [Investment Name] (the "Investment") or any subsidiaries or affiliates of such Investment, including, without limitation, executing legal documentation, appearing at and voting at shareholder's meetings or other meetings, executing documentation relating to the establishment and maintenance of any form of entity to be used as an investment vehicle in connection with the Investment and executing documentation in connection with the purchase or sale of interest in the Investment, otherwise acting on HEMISPHERE's behalf in connection with the Investment; provided that,
(i) the Investment has been approved by the Investment Committee, Advisory Committee or other appropriate decision making party, parties or entity for the US Fund, and (ii) that any and all Agreements to be executed and delivered by an Attorney are in final form and that all such Agreements and any Actions to be taken by an Attorney have been reviewed and approved by one of the global private equity practice group members of the Credit Suisse First Boston Legal and Compliance Department:

                              [___________________]

                  This Limited Power of Attorney is coupled with an interest and may be exercised by [any of] the above persons [persons] by signing individually as attorney-in-fact for the undersigned. The attorney[s] appointed hereto shall not have the power to further appoint any substitute.

                  This Limited Power of Attorney shall be effective on the date hereof and shall continue until [SIX MONTHS FROM DATE OF EXECUTION] unless sooner terminated by the undersigned. This Limited Power of Attorney shall be governed by and construed in accordance with the laws of Bermuda.

                  IN WITNESS WHEREOF this Power of Attorney has been executed on the _______ day of _____________, 200__.

                                [GRANTOR]



                                ____________________________
                                Name:
                                Title:  Attorney-in-Fact